                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                         HEALTHCARE SERVICES GROUP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                        HEALTHCARE SERVICES GROUP, INC.
                               3220 TILLMAN DRIVE
                                   SUITE 300
                          BENSALEM, PENNSYLVANIA 19020


                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 24, 2005

                              --------------------

To the Shareholders of
 HEALTHCARE SERVICES GROUP, INC.

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Healthcare Services Group, Inc. (the "Company") will be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May
24, 2005, at 10:00 A.M., for the following purposes:

          1. To elect seven directors;

          2. To approve an amendment to the Company's 2002 Stock Option Plan increasing the total number of shares of the Company's Common Stock available for issuance thereunder from 1,575,000 to 2,575,000 shares;

          3. To approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2005; and

          4. To consider and act upon such other business as may properly come before the Meeting and any adjournment or postponement.

   Only shareholders of record at the close of business on April 8, 2005 will be entitled to notice of and to vote at the Annual Meeting.

   PLEASE SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, IN ORDER THAT YOUR SHARES MAY BE VOTED FOR YOU. A RETURN ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE.


                                       By Order of the Board of Directors


                                              DANIEL P. MCCARTNEY
                                           Chairman of the Board and
                                            Chief Executive Officer

Dated: Bensalem, Pennsylvania
       April 11, 2005

                        HEALTHCARE SERVICES GROUP, INC.
                               3220 TILLMAN DRIVE
                                   SUITE 300
                          BENSALEM, PENNSYLVANIA 19020


                              --------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 24, 2005

                              --------------------

   This Proxy Statement is furnished to the Shareholders of Healthcare Services Group, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May 24, 2005 at 10:00
A.M. At the Annual Meeting, the shareholders will consider the following proposals: (1) to elect seven directors; (2) to approve an amendment to the Company's 2002 Stock Option Plan (the "2002 Plan") increasing the total number of shares of the Company's Common Stock $.01 par value (the "Common Stock") available for issuance thereunder from 1,575,000 to 2,575,000; (3) to approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm (the "Independent Auditors") of the Company for its current fiscal year ending December 31, 2005; and (4) to consider and act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement.

   This Proxy Statement is being mailed to shareholders on or about April 11, 2005.

                           PROXIES; VOTING SECURITIES

   Only holders of Common Stock of record at the close of business on April 8, 2005 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 17,740,000 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

   All shares that are represented by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated with respect to any shares for which properly executed proxies are received, such proxies will be voted FOR each of the proposals. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power), if applicable, will be treated as shares that are present but which have not been voted.

   A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

   All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, telegraph or in person, without additional compensation, except for reimbursement of out-of-pocket expenses.

                              CORPORATE GOVERNANCE

   The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the NASDAQ Stock Market has recently finalized changes to its corporate governance and listing requirements.

   In accordance with these latest developments and listing requirements, a majority of the members of the Company's Board of Directors are independent: namely, John M. Briggs, Robert L. Frome, Robert J. Moss and Barton D. Weisman.

CODE OF ETHICS AND BUSINESS CONDUCT

   We have also adopted a Code of Ethics and Business Conduct for directors, officers and employees of the Company. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics and Business Conduct is posted on our website at www.hcsgcorp.com.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   At the Annual Meeting, seven directors of the Company are to be elected, each to hold office for a term of one year. Unless authority is specifically withheld, management proxies will be voted FOR the election of the nominees named below to serve as directors until the next annual meeting of shareholders and until their successors have been chosen and qualify. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected. Brokers that do not receive instructions are entitled to vote for the election of directors.

   The nominees are as follows:


                  NAME, AGE, PRINCIPAL OCCUPATIONS
                  FOR THE PAST FIVE YEARS AND CURRENT                   DIRECTOR
                 PUBLIC DIRECTORSHIPS OR TRUSTEESHIPS                     SINCE
                 -------------------------------------                  --------
Daniel P. McCartney, 53, Chief Executive Officer and Chairman of the
  Board of the Company for more than five years......................     1977
Barton D. Weisman, 77, Chairman of the Board of NuVision Management,
  LLC (successor company to H.B.A. Corporation and H.B.A. Management,
  Inc.) since 2002; President and Chief Executive Officer of several affiliated companies, which own and/or manage nursing homes, for
  more than five years...............................................     1983(2)
Joseph F. McCartney, 50, Divisional Vice President of the Company
  for more than five years; brother of Daniel P. McCartney...........     1983
Robert L. Frome, Esq., 67, Member of the law firm of Olshan Grundman
  Frome Rosenzweig & Wolosky LLP for more than five years; Director
  of NuCo2, Inc., Continuum Group A, Inc. and Horizon Wimba, Inc.....     1983
Thomas A. Cook, 59, President and Chief Operating Officer of the
  Company for more than five years...................................     1987
Robert J. Moss, Esq., 67, President, Moss Associates, a law firm,
  for more than five years...........................................     1992(1)(2)
John M. Briggs, CPA, 54, Treasurer, Philadelphia Affiliate of The
  Susan G. Komen Breast Cancer Foundation since February, 2005;
  formerly Partner of the registered public accounting firm of
  Briggs, Bunting & Dougherty, LLP for more than five years..........     1993(1)(2)

---------------
(1) Member of Nominating, Compensation and Stock Option Committee.

(2) Member of Audit Committee.

   THE DIRECTORS RECOMMEND A VOTE "FOR" ALL NOMINEES.

                            OTHER EXECUTIVE OFFICERS



                     NAME, AGE, PRINCIPAL OCCUPATIONS
                    FOR THE PAST FIVE YEARS AND CURRENT
                    PUBLIC DIRECTORSHIPS OR TRUSTEESHIPS
                   -------------------------------------
James L. DiStefano, 60, Chief Financial Officer and Treasurer for more than five years.
Richard W. Hudson, 57, Vice President of Finance and Secretary for more than five years.
Brian M. Waters, 52, Vice President of Operations for more than five years.

                       BOARD OF DIRECTORS AND COMMITTEES


   BOARD OF DIRECTORS. The business of the Company is managed under the direction of the Board of Directors (the "Board"). The Board meets on a regularly scheduled basis during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met five times during the 2004 fiscal year. During 2004, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director or committee member. Directors are expected to attend all Board meetings and meetings of committees on which they serve, and each Annual Meeting. In 2004, six of the directors attended the Company's Annual Meeting.

   The Board has established an Audit Committee, and a Nominating, Compensation and Stock Option Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2004 with respect to the Audit Committee, and the Nominating, Compensation and Stock Option Committee are described below:

   AUDIT COMMITTEE. The Audit Committee's primary responsibilities, as described in the Amended and Restated Audit Committee Charter (which was filed with the definitive proxy relating to the Company's May 25, 2004 Annual Meeting of Shareholders) include:

   (a) appointment, compensation and oversight of the Company's Independent Auditors, who report directly to the Audit Committee, including (i) prior review of the Independent Auditor's plan for the annual audit, (ii) pre-approval of both audit and non-audit services to be provided by the Independent Auditors and (iii) annual assessment of the qualifications, performance and independence of the Independent Auditors;

   (b) overseeing and monitoring the Company's accounting and financial reporting processes and internal control system, audits of the Company's financial statements and the quality and integrity of the financial reports and other financial information issued by the Company;

   (c) providing an open avenue of communication among the Independent Auditors and financial and other senior management and the Board;

   (d) reviewing with management and, where applicable, the Independent Auditors, prior to release, required annual, quarterly and interim filings by the Company with the Securities and Exchange Commission and the type and presentation of information to be included in earnings press releases;

   (e) reviewing material issues, and any analyses by management or the Independent Auditors, concerning accounting principles, financial statement presentation, the adequacy of the Company's internal controls and significant financial reporting issues and judgments and the effect of regulatory and accounting initiatives on the Company's financial statements;

   (f) reviewing with the Company's legal counsel any legal matters that could have a significant effect on the Company's financial statements, compliance with applicable laws and regulations and inquiries from regulators or other governmental agencies;

   (g) reviewing and approving all related party transactions between the Company and any director, executive officer, other employee or family member;

   (h) reviewing and overseeing compliance with the Company's Code of Ethics and Business Conduct;

   (i) establishing procedures regarding the receipt, retention and treatment of, and the anonymous submission by employees of the Company of, complaints regarding the Company's accounting, internal controls or auditing matters; and

   (j) reporting Audit Committee activities to the full Board of Directors and issuing annual reports to be included in the Company's proxy statement. Each of Messrs. Moss, Weisman and Briggs are independent Directors as such term is defined by Rule 4200(a)(15) of the NASDAQ Stock Market listing standards.

   Mr. Briggs has been designated the "audit committee financial expert" and he satisfies the attributes required of "audit committee financial experts" pursuant to Section 407 of Sarbanes-Oxley. The Audit

Committee met six times during 2004. The report of Audit Committee for the fiscal year ended December 31, 2004 is included herein under "Audit Committee Report" below.

   Additionally, the Amended and Restated Audit Committee Charter is provided on the Company's website, www.hcsgcorp.com.

   NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE. The Nominating, Compensation and Stock Option Committee (composed of Messrs. Briggs & Moss) are to assist the Board by:

   (a) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company;

   (b) identifying, reviewing and evaluating individuals qualified to become Board members and recommending that the Board select director nominees for each annual meeting of the Company's shareholders;

   (c) discharging the Board's responsibilities relating to the compensation of Company executives; and

   (d) administering the Company's stock option plans or other equity-based compensation plans.

   Each of Messrs. Briggs and Moss are Independent Directors as such term is defined by Rule 4200(a)(15) of the NASDAQ Stock Market listing standards. The Nominating, Compensation and Stock Option Committee met once during 2004.

   The Nominating, Compensation and Stock Option Committee has not adopted a policy or process by which shareholders may make recommendations to the Committee of candidates to be considered by this Committee for nomination for election as Directors. The Committee has determined that it is not appropriate to have such a policy because such recommendations may be informally submitted to and considered by the Committee under its Charter. (The Charter of the Nominating, Compensation and Stock Option Committee is provided on the Company's website: www.hcsgcorp.com). The Committee has not established a formal process for identifying and evaluating nominees for Director, although generally the Committee may use multiple sources for identifying and evaluating nominees for Director, including referrals from current Directors and stockholders. The Committee has identified certain qualifications it believes an individual should possess before it recommends such person as a nominee for election to the Board of Directors. The Committee believes that nominees for Director should possess the highest personal and professional ethics, integrity, values and judgment and be committed to representing the long-term interests of the Company's shareholders. The Committee seeks to ensure that the composition of the Board at all times adheres to the independence requirements of the NASDAQ Stock Market, Inc. and reflects a range of talents, skills, and expertise, particularly in the areas of management, leadership, and experience in the Company's and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company. See below for the Report of the Nominating, Compensation and Stock Option Committee regarding executive compensation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


   The following table sets forth information as of the Record Date, regarding the beneficial ownership of Common Stock by each person or group known by the Company to own: (i) 5% or more of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers as defined in
Item 402(a)(3) of Regulation S-K and other Executive Officers and (iv) all current directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.


                                                       AMOUNT AND
                                                        NATURE OF       PERCENT
                                                       BENEFICIAL          OF
NAME AND BENEFICIAL OWNER OR GROUP (1) (2)              OWNERSHIP      CLASS (3)
------------------------------------------             ----------      ---------
Wells Capital Management Incorporated .............    1,674,476(4)       9.4%
Daniel P. McCartney ...............................    1,645,845(5)       9.1%
Pequot Capital Management, Inc. ...................    1,537,300(6)       8.7%
Thomas A. Cook ....................................      465,593(7)       2.6%
Barton D. Weisman .................................      167,413(8)       (17)
Joseph F. McCartney ...............................       88,504(9)       (17)
James L. DiStefano ................................       80,079(10)      (17)
John M. Briggs ....................................       56,345(11)      (17)
Richard W. Hudson .................................       35,813(12)      (17)
Robert L. Frome ...................................       32,640(13)      (17)
Robert J. Moss ....................................       26,440(14)      (17)
Brian M. Waters ...................................        3,297(15)      (17)
Directors and Executive Officers as a group (10
persons) ..........................................    2,601,969(16)     13.8%

---------------

(1) The address of all persons is c/o Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020.

(2) The address of Wells Capital Management Incorporated is 420 Montgomery Street, San Francisco, CA 94163. The address of Pequot Capital Management, Inc. is 500 Nyala Farm Road, Westport, CT 06880.

(3)  Based on 17,740,000 shares of Common Stock outstanding at the Record
     Date.

(4) Based on information provided to the Company, Wells Capital Management Incorporated and Wells Fargo & Company beneficially owned in the aggregate 1,674,476 shares.

(5) Includes incentive stock options to purchase 79,359 shares and nonqualified stock options to purchase 247,913 shares all exercisable within sixty days of April 8, 2005, and 13,168 shares credited to Mr. McCartney's account (but unissued) in connection with the Company's Deferred Compensation Plan; also includes an aggregate of 21,649 shares held by Mr. McCartney's minor child. Mr. McCartney disclaims beneficial ownership of these shares. Mr. McCartney may be deemed to be a "parent" of and deemed to control the Company, as such terms are defined for purposes of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of his position as founder, director, Chief Executive Officer and a principal shareholder of the Company.

(6) According to a Schedule 13G filed by Pequot Capital Management, Inc. dated February 14, 2005, it has dispositive power with respect to the 1,537,300 shares (of which it has shared voting power with respect to 1,510,500 shares).

(7) Includes incentive stock options to purchase 94,136 shares and nonqualified stock options to purchase 352,118 shares all exercisable within sixty days of April 8, 2005, and 8,903 shares credited to Mr. Cook's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(8) Includes nonqualified stock options to purchase 56,138 shares, all exercisable within sixty days of April 8, 2005; also includes 45,000 shares that Mr. Weisman holds in a trust of which he and his wife serve as trustees. Mr. Weisman disclaims beneficial ownership of the shares held in trust.

(9) Includes incentive stock options to purchase 46,177 shares and nonqualified stock options to purchase 21,925 shares, all exercisable within sixty days of April 8, 2005, and 2,728 shares credited to Mr. McCartney's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(10) Includes incentive stock options to purchase 64,525 shares and nonqualified stock options to purchase 10,102 shares, all exercisable within sixty days of April 8, 2005, and 3,272 shares credited to Mr. DiStefano's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(11) Includes nonqualified stock options to purchase 18,141 shares, all exercisable within sixty days of April 8, 2005.

(12) Includes incentive stock options to purchase 19,588 shares and nonqualified stock options to purchase 7,855 shares, all exercisable within sixty days of April 8, 2005, and 353 shares credited to Mr. Hudson's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(13) Includes nonqualified stock options to purchase 28,140 shares, all exercisable within sixty days of April 8, 2005.

(14) Represents nonqualified stock options to purchase 26,440 shares, all exercisable within sixty days of April 8, 2005.

(15) Includes 1,873 shares credited to Mr. Water's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(16) Includes 1,072,557 shares underlying options granted to this group. All options are exercisable within sixty days of April 8, 2005; also includes 30,297 shares credited to the accounts of certain executive officers (but unissued) in connection with the Company's Deferred Compensation Plan.

(17) Less than 1% of the outstanding shares.

DIRECTORS' FEES

   The Company paid each director who is not an employee of the Company $500 for each regular or committee meeting of the Board of Directors attended. Mr. Frome bills the Company at his customary rates for time spent on behalf of the Company (whether as a director or in the performance of legal services for the Company) and is reimbursed for expenses incurred in attending directors' meetings. Mr. Briggs will receive a quarterly retainer of $9,000 in respect to his chairmanship of the Audit Committee and serving as the Audit Committee Financial Expert. The Company also granted options to non-employee directors to purchase an aggregate of 19,960 shares of Common Stock during the year ended December 31, 2004 pursuant to the 1996 Non-Employee Directors' Plan, as amended and restated as of October 28, 1997 (the "1996 Plan").

                            MANAGEMENT COMPENSATION


SUMMARY COMPENSATION TABLE

   The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the four highest paid executive officers whose total salary and bonus exceeded $100,000 in 2004 (the "Named Executive Officers").



                                                                                        LONG TERM COMPENSATION
                                                                                 -----------------------------------
                                                                                          AWARDS             PAYOUTS
                                                    ANNUAL COMPENSATION          ------------------------    -------
                                              --------------------------------                 SECURITIES
                                                                                 RESTRICTED    UNDERLYING
            NAME AND                FISCAL                        OTHER ANNUAL      STOCK       OPTIONS/      LTIP       ALL OTHER
       PRINCIPAL POSITIONS           YEAR      SALARY    BONUS    COMPENSATION     AWARDS        SARS(1)     PAYOUTS   COMPENSATION
 --------------------------------   ------    --------   -----    ------------   ----------    ----------    -------   ------------
Daniel P. McCartney                  2004     $752,442     0        $42,170           0          25,000         0            0
 Chairman of the                     2003      654,950     0         38,529           0          37,500         0            0
 Board and Chief                     2002      573,050     0         35,443           0          37,500         0            0
 Executive Officer
Thomas A. Cook,                      2004     $752,442     0        $30,171           0          25,000         0            0
 President, Chief                    2003      654,950     0         26,530           0          37,500         0            0
 Operating Officer                   2002      573,050     0         21,490           0          37,500         0            0
 and Director
Brian M. Waters                      2004     $212,863     0        $16,703           0          10,000         0            0
 Vice President --                   2003      191,354     0         15,065           0          15,000         0            0
 Operations                          2002      185,645     0         15,663           0          15,000         0            0
James L. DiStefano                   2004     $184,000     0        $ 6,919           0          10,000         0            0
 Chief Financial Officer             2003      172,950     0          6,557           0          15,000         0            0
 and Treasurer                       2002      158,173     0          5,933           0          15,000         0            0
Joseph F. McCartney                  2004     $150,978     0        $14,368           0          10,000         0            0
 Divisional Vice                     2003      154,804     0         14,469           0          15,000         0            0
 President and Director              2002      155,966     0         14,425           0          15,000         0            0

---------------
(1) Options to acquire shares of Common Stock. The Company has not awarded any SAR's (Stock Appreciation Rights).

                      EQUITY COMPENSATION PLAN INFORMATION


   The following table sets forth for the Company's equity compensation plans, on an aggregated basis, the number of shares of its Common Stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2004.


                                                                                                        NUMBER OF SECURITIES
                                           NUMBER OF SECURITIES TO BE      WEIGHTED-AVERAGE           REMAINING AVAILABLE FOR
                                             ISSUED UPON EXERCISE OF      EXERCISE PRICE OF         FUTURE ISSUANCE UNDER EQUITY
                                              OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,      COMPENSATION PLANS (EXCLUDING
                                               WARRANTS AND RIGHTS       WARRANTS AND RIGHTS    SECURITIES REFLECTED IN COLUMN (A))
  PLAN CATEGORY                                        (A)                       (B)                            (C)
---------------------------------------    --------------------------    --------------------   -----------------------------------
Equity compensation plans
  approved by security holders.........             2,257,380(1)                $9.95                        1,350,299(2)
Equity compensation plans not
  approved by security holders.........                N/A                       N/A                            N/A
                                           --------------------------    --------------------   -----------------------------------
Total..................................             2,257,380                   $9.95                        1,350,299

---------------
(1) Represents shares of Common Stock issuable upon exercise of outstanding options granted under either the 2002 Plan, the 1996 Plan, or the 1995 Incentive and Non-qualified Stock Option Plan (the "1995 Plan").
(2) Includes options to purchase 375,014 shares available for future grant under the Company's 2002 Plan, 1996 Plan and 1995 Plan. Also includes 961,829 and 13,456 shares available for issuance under the Company's 1999 Employee Stock Purchase Plan and 1999 Deferred Compensation Plan, respectively (collectively, the "1999 Plans"). Treasury shares will be issued under the 1999 Plans. Does not include the 1,000,000 shares of Common Stock underlying options granted under the 2002 Plan for which the company is seeking Shareholder Approval pursuant to Proposal 2.

OPTION GRANTS DURING 2004 FISCAL YEAR

   The following table provides information related to options to purchase Common Stock granted to the Named Executive Officers during fiscal 2004.


                                                                                                                     POTENTIAL
                                                                                                                 REALIZABLE VALUE
                                                                                                                    AT ASSUMED
                                                                                                                  ANNUAL RATES OF
                                                                                                                    STOCK PRICE
                                                                                                                 APPRECIATION FOR
                                                             INDIVIDUAL GRANTS                                    OPTION TERM (1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                   NUMBER OF
                                                  SECURITIES     % OF TOTAL
                                                  UNDERLYING      OPTIONS
                                                    OPTIONS      GRANTED TO     EXERCISE
                                                    GRANTED     EMPLOYEES IN      PRICE
                     NAME                           (#) (2)     FISCAL YEAR    ($/SH) (2)    EXPIRATION DATE       5%         10%
 ----------------------------------------------   ----------    ------------   ----------    ---------------    --------   --------
Daniel P. McCartney ...........................     25,000          6.38%       $20.48(3)      Dec. 27,2014     $321,994   $815,996
Thomas A. Cook ................................     25,000          6.38%        20.48(3)      Dec. 27,2014      321,994    815,996
Brian M. Waters ...............................     10,000          2.55%        20.48(3)      Dec. 27,2014      128,798    326,398
James L. DiStefano ............................     10,000          2.55%        20.48(3)      Dec. 27,2014      128,798    326,398
Joseph F. McCartney ...........................     10,000          2.55%        20.48(3)      Dec. 27,2014      128,798    326,398

---------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or differences in vesting periods. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Stock at a future date, and that value will depend on a variety of factors, including the overall condition of the stock market and the

     Company's results of operations and financial condition. There can be no assurance that the values reflected in this table will be achieved.

(2) The option exercise price may be paid in shares of Common Stock owned by the Named Executive Officer for more than six months (based on the Fair Market Value of the Stock on the trading day before the Option is exercised), in cash, or a combination of any of the foregoing, as determined by the Nominating, Stock Option and Compensation Committee.

(3) The exercise price was the market value (i.e., closing market price) of the Common Stock on the date of grant.

AGGREGATED OPTION EXERCISES DURING 2004 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

   The following table provides information related to the exercise of options and the number and value of options held at fiscal year end by each of the Named Executive Officers. The Company does not have any outstanding stock appreciation rights.


                                                                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                           UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                              SHARES         VALUE          OPTIONS AT FY-END(#)             AT FY-END ($)(2)
                                            ACQUIRED ON     REALIZED    ----------------------------    ---------------------------
                  NAME                     EXERCISE (#)      ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
 ---------------------------------------   ------------    ----------   -----------    -------------    -----------   -------------
Daniel P. McCartney ....................      20,202       $  312,727     327,272          25,000       $4,675,726        $9,000
Thomas A. Cook .........................      93,752        1,102,540     446,254          25,000        6,640,827         9,000
Brian M. Waters ........................      15,000          123,801      15,000          10,000          126,121         3,600
James L. DiStefano .....................         --            --          74,627          10,000        1,014,189         3,600
Joseph F. McCartney ....................      15,736          172,798      68,102          10,000          889,968         3,600

---------------
(1) Value realized is calculated by multiplying the shares acquired upon exercise by the difference between the option exercise price and the fair market value of the common stock on the date of exercise.

(2) The closing price of the Common Stock as reported by the NASDAQ National Market System on December 31, 2004 was $20.84. Value is calculated by multiplying the number of shares underlying the option by the difference between the option exercise price and $20.84.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, executive officers and 10% stockholders to file with the Securities Exchange Commission ("SEC") and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) reports which they file.

   To the Company's knowledge, based solely on review of the copies of these reports furnished to the Company and written representations that no other reports were required, during 2004 all Section 16 (a) filing requirements applicable to its Directors and executive officers were complied with.

SARBANES-OXLEY ACT COMPLIANCE

   Sarbanes-Oxley sets forth various requirements for public companies and directs the SEC to adopt additional rules and regulations.

   Currently, the Company believes it is in compliance with all applicable laws, rules and regulations arising from Sarbanes-Oxley. The Company intends to comply with all rules and regulations adopted by the SEC pursuant to Sarbanes-Oxley no later than the time they become applicable to the Company.

                            STOCK PERFORMANCE GRAPH


   The following graph compares the total cumulative return (assuming dividends are reinvested) on the Common Stock during the five fiscal years ended
December 31, 2004 with the cumulative total return on the S&P 500 Index and the S&P 500 Health Care Distributors Index.

                          TOTAL RETURN TO SHAREHOLDERS
                      (INCLUDES REINVESTMENT OF DIVIDENDS)

                                                                                                 ANNUAL RETURN PERCENTAGE
                                                                                                       YEARS ENDING
Company / Index                                                                        DEC00     DEC01     DEC02    DEC03     DEC04
-----------------------------------------------------------------------------------------------------------------------------------
HEALTHCARE SERVICES GROUP                                                               -8.93    61.57     26.60     48.64    65.23
S&P 500 INDEX                                                                           -9.10   -11.89    -22.10     28.68    10.88
S&P 500 HEALTH CARE DISTRIBUTORS                                                        85.18    -0.55    -14.23      8.18    -2.53
                                                                                                      INDEXED RETURNS
                                                                                                       YEARS ENDING
                                                                              BASE
                                                                             PERIOD
COMPANY / INDEX                                                               DEC99     DEC00    DEC01     DEC02     DEC03    DEC04
-----------------------------------------------------------------------------------------------------------------------------------
HEALTHCARE SERVICES GROUP                                                      100      91.07   147.14    186.29    276.90   457.51
S&P 500 INDEX                                                                  100      90.90    80.09     62.39     80.29    89.03
S&P 500 HEALTH CARE DISTRIBUTORS                                               100     185.18   184.15    157.96    170.87   166.54


[GRAPHIC OMITTED]

                             AUDIT COMMITTEE REPORT


   The members of the Audit Committee from January 1, 2004 to December 31, 2004 were Messrs. John M. Briggs, Robert J. Moss and Barton D. Weisman. The Audit Committee met six times during the fiscal year. The Audit Committee is responsible for the appointment of the Independent Auditors for each fiscal year, recommending the discharge of the Independent Auditors to the Board and confirming the independence of the Independent Auditors. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the Independent Auditors' compensation for performing such audit; reviewing the Company's audited financial statements; and reviewing and approving the Company's internal accounting controls and disclosure procedures, and discussing such controls and procedures with the Independent Auditors.

   The Audit Committee adopted an Amended and Restated Audit Committee Charter on February 12, 2004, a copy of which is available on the Company's website at www.hcsgcorp.com.

   The Company's Independent Auditors are responsible for auditing the financial statements, as well as auditing the Company's internal controls over financial reporting. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the Independent Auditors.

   In connection with the audit of the Company's financial statements for the year ended December 31, 2004, the Audit Committee met with representatives from Grant Thornton LLP, the Company's Independent Auditors, and the Company's internal auditor. The Audit Committee reviewed and discussed with Grant Thornton LLP and the Company's internal auditor, the Company's financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90, and Public Company Accounting Oversight Board Auditing Standard No. 2.

   The Audit Committee and Grant Thornton LLP also discussed Grant Thornton LLP's independence. On November 23, 2004, the Audit Committee received from Grant Thornton LLP the written disclosures and the letter regarding Grant Thornton LLP's independence required by Independence Standards Board Standard No. 1.

   In addition, the Audit Committee reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2004, as well as management's assessment of internal controls over financial reporting.

   Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company's financial statements audited by Grant Thornton LLP, as well as the audit of the Company's internal controls over financial reporting be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.


AUDIT COMMITTEE
John M. Briggs, Chairman
Robert J. Moss
Barton D. Weisman

           NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE REPORT


   The compensation of the Chief Executive Officer of the Company is determined by the Nominating, Compensation and Stock Option Committee. Such Committee's determinations regarding such compensation are based on a number of factors including, in order of importance:

     o Consideration of the operating and financial performance of the Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

     o Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

     o  Consideration of the individual's overall contribution to the Company.

   Compensation for Company Named Executive Officers (referred to in the summary compensation table) other than the Chief Executive Officer is determined by the Nominating, Compensation and Stock Option Committee based upon consultation with the Chief Executive Officer, taking into account the same factors considered by the Board in determining the Chief Executive Officer's compensation as described above. Except as set forth below, the Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), since the Company has not paid compensation in excess of $1 million per annum to any employee. Under the 1995 Plan no recipient of options may be granted options to purchase more than 125,000 shares of Common Stock. Therefore, compensation received as a result of options granted under the 1995 Plan qualify as "performance-based" for purposes of Section 162(m) of the Code.

   In addition, under the 2002 Plan, no recipient of options may be granted options to purchase more than 50,000 shares of Common Stock in any calendar year. Therefore, compensation received as a result of options granted under the 2002 Plan, qualify as "performance-based" for purposes of Section 162(m) of the Code.

   The Company applies a consistent approach to compensation for all employees, including senior management. This approach is based on the belief that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives.

   Mr. Daniel P. McCartney and Mr. Thomas A. Cook each received an annual base salary of $227,000 for the year ending December 31, 2004 and an additional 3% of the income from operations before income taxes of the Company attributable to the fiscal year immediately preceding the year for which his annual salary is calculated. Their compensation will be similarly determined with respect to the calendar year ending December 31, 2005.


NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE
John M. Briggs
Robert J. Moss

             INTERLOCKS AND INSIDER PARTICIPATION AND OTHER MATTERS


   Mr. Barton D. Weisman, a director of the Company, has an ownership interest in ten nursing homes that have entered into service agreements with the Company. During the year ended December 31, 2004, these agreements resulted in gross revenues of approximately $3,581,000 to the Company (less than 1% of the Company's total revenues). Management believes that the terms of each of the transactions with the nursing homes described herein are comparable to those available to unaffiliated third parties.

   Mr. Robert L. Frome, a director of the Company, is a member of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky, LLP, which law firm has been retained by the Company during the last fiscal year. Fees paid by the Company to such firm during the year ended December 31, 2004 were less than $75,000. Additionally, the fees paid by the Company did not exceed 5% of such firm's total revenues.

   Both Mr. Frome and Mr. Weisman are independent directors as such term is defined by NASDAQ Rule 4200(a)(15) of the NASDAQ Stock Market listing standards.

   Mr. James Cook, the brother of Thomas Cook (a director of the Company, as well as it's President and Chief Operating Officer), has an ownership interest in five nursing homes that have entered into service agreements with the Company. During the year ended December 31, 2004, these agreements resulted in gross revenues of approximately $3,027,000 to the Company (less than 1% of the Company's total revenues). Management believes that the terms of each of the transactions with the nursing homes described herein are comparable to those available to unaffiliated third parties.

   Mr. Bryan McCartney, the brother of Daniel McCartney (Chairman of the Board and the Company's Chief Executive Officer), is employed by the Company as a Divisional Vice President. Mr. Bryan McCartney's compensation earned from the Company during fiscal year 2004 was approximately $347,000. Such compensation earned by Mr. Bryan McCartney is in accordance with the Company's compensation plan for all management personnel in similar positions.

   Mr. Kevin McCartney, the brother of Daniel McCartney, is employed by the Company as a Divisional Vice President. Mr. Kevin McCartney's compensation earned from the Company during fiscal year 2004 was approximately $138,000. Such compensation earned by Mr. Kevin McCartney is in accordance with the Company's compensation plan for all management personnel in similar positions.

   Mr. Timothy McCartney, the brother of Daniel McCartney, is employed by the Company as a Corporate Counsel. Mr. Timothy McCartney's compensation earned from the Company during fiscal year 2004 was approximately $69,000. Management believes that the compensation earned by Mr. Timothy McCartney is comparable to the compensation the Company would pay to a non-relative employee in a similar position.

   Mr. Joseph McCartney, the brother of Daniel McCartney, is employed by the Company as a Divisional Vice President and serves as a director of the Company. Mr. Joseph McCartney's compensation earned from the Company, as an employee, during fiscal year 2004 was approximately $165,000. Such compensation earned by Mr. Joseph McCartney is in accordance with the Company's compensation plan for all management personnel in similar positions. Mr. Joseph McCartney received no compensation from the Company from his position as a Company director.

   Mr. Steven Newns, the brother-in-law of Daniel McCartney, is employed by the Company as a Regional Manager. Mr. Steven Newn's compensation earned from the Company during fiscal year 2004 was approximately $109,000. Such compensation earned by Mr. Steven Newns is in accordance with the Company's compensation plan for all management personnel in similar positions.

                                 PROPOSAL NO. 2

      ITEM NO. 2 - APPROVAL OF THE AMENDMENT TO THE 2002 STOCK OPTION PLAN
                         TO AUTHORIZE ADDITIONAL SHARES

   As of the Record Date, options to purchase 1,203,896 shares of Common Stock had been granted under the 2002 Plan. The 2002 Plan was approved by the Company's shareholders at the Company's 2002 Annual Meeting of Shareholders and an amendment increasing the authorized number of shares available for issuance under the 2002 Plan from 750,000 to 1,575,000 was approved at the Company's 2003 Annual Meeting of Shareholders. At March 25, 2005 only 371,000 shares remained available for issuance under the 2002 Plan. In April 2005, the Board of Directors voted to increase the authorized number of shares available for issuance under the 2002 Plan from 1,575,000 to 2,575,000 shares of Common Stock. The 2002 Plan has been amended and restated to include this increased amount of reserved shares, as well as certain other administrative amendments which are not material. The 2002 Plan enables the Company to remain competitive and provide sufficient equity incentives to attract and retain highly-qualified and experienced employees, directors, consultants and advisors to the Company and encourages the sense of proprietorship and stimulates the active interest of such persons in the development and financial success of the Company and its subsidiaries. The Board of Directors believes that approval of the amendment to the 2002 Plan is in the Company's best interest because the availability of an adequate reserve of shares under the 2002 Plan is an important factor in attracting, motivating and retaining qualified officers, employees, directors and consultants essential to the Company's success and in aligning their long-term interests with those of the shareholders.

Summary of Amended 2002 Stock Option Plan

   Each option granted pursuant to the 2002 Plan shall be designated at the time of grant as either an "incentive stock option" or as a "nonqualified stock option." A summary of the significant provisions of the 2002 Plan is set forth below. This discussion of the 2002 Plan is qualified in its entirety by reference to the 2002 Plan. The amended and restated 2002 Stock Option Plan providing for the increase in the number of shares available for issuance under the 2002 Plan, as well as certain other administrative amendments, is set forth as Annex A to this Proxy Statement.

Administration of the Plan

   The 2002 Plan is administered by a Committee (the "Committee") consisting of two or more directors who are (i) "Non-Employee Directors" (as such term is defined in Exchange Act Rule 16b-3) (ii) "Outside Directors" (as such term is defined in Section 162(m) of the Code) and (iii) independent under the standards set forth in Rule 4350 of the Rules of the National Association of Securities Dealers, Inc. The Committee determines to whom among those eligible, and the time or times at which, options will be granted, the number of shares to be subject to options, the duration of options, any conditions to the exercise of options, and the manner in and price at which options may be exercised. In making such determinations, the Committee may take into account the nature and period of service of eligible persons, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant.

   The Board of Directors is authorized to amend, suspend or terminate the 2002 Plan, except that it is not authorized without shareholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) increase the number of shares that may be issued under the 2002 Plan; (ii) materially increase the benefits accruing to the option holders under the 2002 Plan; (iii) materially modify the requirements as to eligibility for participation in the 2002 Plan; (iv) decrease the exercise price of an option to less than 100% of the Fair Market Value per share of Common Stock on the date of grant thereof; or (v) extend the term of any option beyond that provided for in Section 5 of the 2002 Plan.

   Unless the 2002 Plan is terminated earlier by the Board of Directors, it will terminate on May 21, 2012.

Common Stock Subject to the 2002 Plan

   The 2002 Plan provides that options may be granted with respect to 2,575,000 shares of Common Stock, which includes the additional 1,000,000 shares of Common Stock referred to in the proposed amendment to the 2002 Plan described above. The maximum number of shares of stock that can be subject to options granted under the 2002 Plan to any individual in any calendar year shall not exceed 50,000. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common Stock of the Company, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 2002 Plan and in the number and option price of shares subject to outstanding options granted under the 2002 Plan, to the end that after such event each option holder's proportionate interest shall be maintained as immediately before the occurrence of such event. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 2002 Plan.

Participation

   Any employee, officer or director of, and any consultant or advisor to, the Company or any of its subsidiaries shall be eligible to receive stock options under the 2002 Plan. Only employees of the Company or its subsidiaries shall be eligible to receive incentive stock options.

Option Price

   The exercise price of each option is determined by the Committee, but may not be less than 100% of the Fair Market Value (as defined in the 2002 Plan) of the shares of Common Stock covered by the option on the date the option is granted. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's capital stock, then the exercise price may not be less than 110% of the Fair Market Value of the Common Stock covered by the option on the date the option is granted.

Term of Options

   The Committee shall, in its discretion, fix the term of each option, provided that the maximum term of each option shall be 10 years. Incentive stock options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company shall expire not more than five years after the date of grant. The 2002 Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment or engagement.

Restrictions on Transfer and Exercise

   Generally, an option may not be transferred or assigned other than by will or the laws of descent and distribution and, during the lifetime of the option holder, may be exercised solely by him. The aggregate Fair Market Value (determined at the time the incentive stock option is granted) of the shares as to which an employee may first exercise incentive stock options in any one calendar year under all incentive stock option plans of the Company and its subsidiaries may not exceed $100,000. The Committee may impose any other conditions to exercise as it deems appropriate.

Registration of Shares

   The Company has filed registration statements under the Securities Act of 1933, as amended, with respect to 1,575,000 shares of Common Stock issued or to be issued upon exercise of options granted or to be granted under the 2002 Plan. The Company intends to file a registration statement under the Securities Act of 1933, as amended, with respect to the additional Common Stock issuable pursuant to the 2002 Plan subsequent to the approval of the amendment to the 2002 Plan by the Company's shareholders.

Regulatory Compliance

   In all cases, the terms, provisions, conditions and limitations of the 2002 Plan shall be construed and interpreted consistent with the provisions of Rule 16b-3 of the Exchange Act, as well as the principal national securities exchange or automated quotation system on which the shares of the Company's Common Stock are listed or traded. In addition, notwithstanding anything contained in the 2002 Plan, no optionee may take any actions which are prohibited by Sarbanes-Oxley.

Tax Treatment of Incentive Stock Options

   In general, no taxable income for Federal income tax purposes will be recognized by an option holder upon receipt or exercise of an incentive stock option and the Company will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the later of (i) two years after the date of grant or (ii) one year after the exercise of the option, upon any such disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

   If, however, the option holder disposes of his option shares prior to the expiration of the required holding period, he will recognize ordinary income for Federal income tax purposes in the year of disposition equal to the lesser of (i) the difference between the fair market value of the shares at date of exercise and the exercise price, or (ii) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided such amount constitutes an ordinary and reasonable expense of the Company.

Tax Treatment of Nonqualified Stock Options

   No taxable income will be recognized by an option holder upon receipt of a nonqualified stock option, and the Company will not be entitled to a tax deduction for such grant.

   Upon the exercise of a nonqualified stock option, the option holder will include in taxable income for Federal income tax purposes the excess in value on the date of exercise of the shares acquired upon exercise of the nonqualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder's holding period for the shares, commencing upon the exercise of the option, and depending upon the subsequent appreciation or depreciation in the value of the shares.

   The Company generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

Withholding of Tax

   The Company is permitted to deduct and withhold amounts required to satisfy its withholding tax liabilities with respect to its employees.

Accounting Treatment

   Currently, employee option awards at or above fair market value on the grant date typically do not result in any direct charge to the Company's reported earnings. However, the fair market value of these awards is required to be disclosed in the notes to the Company's financial statements. The Company must also disclose, in the notes to the financial statements, the pro forma impact these awards would have on the Company's reported earnings and earnings per share if the fair value of the awards at the time of grant was treated as a compensation expense.

   Currently, employee awards with purchase prices below fair market value on the grant date result in a direct compensation expense that is typically equal to the "spread", i.e., the difference between the purchase price and the fair market value on the grant date. Typically, this expense is amortized over the award's vesting period.

   The Financial Accounting Standards Board will require mandatory expensing for equity awards for fiscal quarters commencing after June 15, 2005. Accordingly, beginning in the Company's third fiscal quarter of 2005, the Company will recognize compensation expense for all unvested awards as the requisite service is rendered.

Equity Compensation Plan Information

   This information is provided under "Management Compensation -- Equity Compensation Plan Information."

Option Grants

   As of the Record Date, options to purchase 1,203,896 shares of Common Stock had been granted pursuant to the 2002 Plan. During the fiscal year ended December 31, 2004 and through the Record Date, options to purchase shares of Common Stock have been granted pursuant to the 2002 Plan to (i) the chief executive officer, (ii) all current executive officers as a group, (iii) all non-employee Directors as a group, and (iv) all employees, including all current officers who are not executive officers, as a group as follows:

NAME                                          EXERCISE PRICE   NUMBER OF OPTIONS
----                                          --------------   -----------------
Daniel P. McCartney, Chief Executive
  Officer and Chairman....................        $20.48             25,000
Executive Officer Group(1) ...............         20.48             80,000
Non-Employee Directors ...................         20.48             19,960
Non-Executive Officer Employee Group .....         20.48            316,590

---------------
(1) Includes Daniel P. McCartney, Thomas A. Cook, James L. DiStefano, Brian M. Waters, and Richard W. Hudson.

Required Vote

   The affirmative vote of the holders of a majority of the Common Stock present (in person or by proxy) and voting is required for approval of the amendment to the 2002 Plan. An abstention, a specific withholding of authority to vote or a "broker non-vote" by a registered holder will not be counted in determining whether the proposal has received the requisite stockholder vote. Additionally, brokers do not have discretionary authority to vote "for" approval of the amendment to the 2002 Plan in the event voting instructions are not received from their beneficial holders.

Recommendation of the Board of Directors

   THE DIRECTORS RECOMMEND A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 2002 STOCK OPTION PLAN.

                                 PROPOSAL NO. 3

                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board as the Independent Auditors of the Company for the fiscal year ending December 31, 2005. Said firm has no other relationship to the Company. The Board recommends the ratification of the selection of the firm of Grant Thornton LLP to serve as the Independent Auditors of the Company for the year ending December 31, 2005. A representative of Grant Thornton LLP, which has served as the Company's Independent Auditors since December 1992, will be present at the forthcoming shareholders' meeting with the opportunity to make a statement if he so desires and such representative will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention or withholding of authority to vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. However, brokers that do not receive instructions on this proposal are entitled to vote for the selection of the independent registered public accounting firm.

   Fees billed to Company by Grant Thornton LLP during fiscal year 2004:

   Audit Fees: Audit fees billed to the Company by Grant Thornton LLP during the Company's 2004 fiscal year and 2003 fiscal year for audit of the Company's annual financial statements, reviews of those financial statements included in the Company's quarterly reports on Form 10-Q, and auditing of the Company's internal controls over financial reporting totaled approximately $689,000 and $368,000, respectively.

   Audit Related Fees: Audit related fees billed to the Company by Grant Thornton LLP were approximately $30,000 and $29,000, respectively, during the Company's 2004 fiscal year and 2003 fiscal years. Such fees were primarily for assurance and related services related to employee benefit plan audits, and special procedures required to meet certain regulatory filings' requirements.

   Tax Fees: Tax fees billed by Grant Thornton LLP for tax compliance, tax advice and tax planning totaled approximately $45,000 and $35,000 for the 2004 fiscal year and 2003 fiscal year, respectively.

   All Other Fees: There were no other fees billed to the Company by Grant Thornton LLP during either of the Company's 2004 or 2003 fiscal years.

                                 OTHER MATTERS

   So far as is now known, there is no business other than that described above to be presented for action by the shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting, or any adjournment or postponement thereof, in accordance with the discretion of the persons named therein.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

   To the extent permitted by law, any shareholder proposal intended for presentation at next year's annual shareholders' meeting must be received in proper form at the Company's principal office no later than December 12, 2005.

   In accordance with and to the extent covered by Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, if the Company is not notified of a shareholder proposal by February 25, 2006, such proposal will not be included in the proxy statement for the next year's annual shareholders' meeting and the Company will be permitted to use its discretionary authority in respect thereof.

                                 ANNUAL REPORT


   THE 2004 ANNUAL REPORT TO SHAREHOLDERS, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED HEREWITH. IF YOU DO NOT RECEIVE YOUR COPY PLEASE ADVISE THE COMPANY AND ANOTHER WILL BE SENT TO YOU.


                                         By Order of the Board of Directors,
                                                 DANIEL P. MCCARTNEY
                                                     Chairman and
                                               Chief Executive Officer

Dated: Bensalem, Pennsylvania
       April 11, 2005

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY
BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER OF RECORD ON THE RECORD DATE
UPON WRITTEN REQUEST ADDRESSED TO: SECRETARY, HEALTHCARE SERVICES GROUP, INC., 3220 TILLMAN DRIVE, SUITE 300, BENSALEM, PA 19020 OR BY VISITING THE COMPANY'S WEBSITE AT WWW.HCSGCORP.COM.

                                                                        ANNEX A

                          HEALTHCARE SERVICES GROUP, INC.
                             2002 STOCK OPTION PLAN
                              AMENDED AND RESTATED


1. Purpose of the Plan.

   This 2002 Stock Option Plan (the "Plan") is intended as an incentive, to retain in the employ of and as directors, consultants and advisors to HEALTHCARE SERVICES GROUP, INC., a Pennsylvania corporation (the "Company") and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the "Code"), persons of training, experience and ability, to attract new employees, directors, consultants and advisors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

   It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code (the "Incentive Options") while certain other options granted pursuant to the Plan shall be nonqualified stock options (the "Nonqualified Options"). Incentive Options and Nonqualified Options are hereinafter referred to collectively as "Options."

   The Company intends that the Plan meet the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and that transactions of the type specified in subparagraphs
(c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company's tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended. In addition, the Company intends that neither the grant of or exercise of options pursuant to the Plan will be subject to the provisions of Section 409A of the Code relating to nonqualified deferred compensation plans. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Section 1.

2. Administration of the Plan.

   The Board of Directors of the Company (the "Board") shall appoint and maintain as administrator of the Plan a Committee (the "Committee") consisting of two or more directors who are "Non-Employee Directors" (as such term is defined in Rule 16b-3) and "Outside Directors" (as such term is defined in
Section 162(m) of the Code), who shall serve at the pleasure of the Board. The Committee, subject to Sections 3 and 5 hereof, shall have full power and authority to designate recipients of Options, to determine the terms and conditions of respective Option agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

   Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

   In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan of Options or Stock as hereinafter defined does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that options granted to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3. Designation of Optionees.

   The persons eligible for participation in the Plan as recipients of Options (the "Optionees") shall include employees, officers and directors of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and the Subsidiaries. In selecting Optionees, and in determining the number of shares to be covered by each Option granted to Optionees, the Committee may consider the office or position held by the Optionee or the Optionee's relationship to the Company, the Optionee's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee's length of service, promotions, potential and any other factors that the Committee may consider relevant. An Optionee who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.

4. Stock Reserved for the Plan.

   Subject to adjustment as provided in Section 7 hereof, a total of 2,575,000 shares of the Company's Common Stock, $0.01 par value per share (the "Stock"), shall be subject to the Plan. The maximum number of shares of Stock that maybe subject to options granted under the Plan to any individual in any calendar year shall not exceed 50,000, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under
Section 162(m) of the Code. The shares of Stock subject to the Plan shall consist of unissued or treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full or should the number of shares of Stock to be delivered upon the exercise in full of an Option be reduced for any reason, the shares of Stock theretofore subject to such Option may be subject to future Options under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code.

5. Terms and Conditions of Options.

   Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

   (a) Option Price. The purchase price of each share of Stock purchasable under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The purchase price of each share of Stock purchasable under a Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 7 below. "Fair Market Value" means the closing price of publicly traded shares of Stock on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

   (b) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

   (c) Exercisability. Subject to Section 5(j) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant.

   Upon the occurrence of a "Change in Control" (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

   For purposes of the Plan, a Change in Control shall be deemed to have occurred it:

(i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(ii) the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(iii) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(iv) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(v) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

   For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

   (d) Method of Exercise. Options (to the extent then exercisable) may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to
(ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee has given written notice of exercise and has paid in full for such shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

   (e) Non-transferability of Options. Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee or (ii) a member of the Optionee's immediate family (or a trust for his or her benefit). Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

   (f) Termination by Death. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year after the date of such death or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

   (g) Termination by Reason of Disability. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability, any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 90 days after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such 90-day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

   (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 90 days after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such 90-day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

   For purposes of this paragraph (h) "Normal Retirement" shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and "Early Retirement" shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

   (i) Other Termination. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates for any reason other than death, Disability or Normal or Early Retirement, the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of 90 days after the date of termination or the balance of such Option's term if the Optionee's employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause (the determination as to whether termination was for cause to be made by the Committee). The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

   (j) Limit on Value of Incentive Option. The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

   (k) Incentive Option Shares. A grant of an Incentive Option under this Plan shall provide that (a) the Optionee shall be required as a condition of the exercise to furnish to the Company any payroll (employment) tax required to be withheld, and (b) if the Optionee makes a disposition, within the meaning of
Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Incentive Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of United States federal, state and local income tax withholding required by law.

6. Term of Plan.

   No Option shall be granted pursuant to the Plan on or after April 4, 2012, but Options theretofore granted may extend beyond that date.

7. Capital Change of the Company.

   In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee's proportionate interest shall be maintained as it existed immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that (i) any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code, and (ii) the provisions set forth in Section 409A of the Code are not applicable.

8. Purchase for Investment.

   Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring the shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

9. Taxes.

   The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

10. Effective Date of Plan.

   The Plan shall be effective on April 4, 2005, provided however that the Plan shall subsequently be approved by majority vote of the Company's stockholders not later than May 24, 2005.

11. Amendment and Termination.

   The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee under any Option theretofore granted without the Optionee's consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

materially increase the number of shares that may be issued under the Plan, except as is provided in Section 7;

materially increase the benefits accruing to the Optionees under the Plan;

materially modify the requirements as to eligibility for participation in the Plan;

decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 80% of the Fair Market Value per share of Stock on the date of grant thereof; or

extend the term of any Option beyond that provided for in Section 5(b).

   The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without the Optionee's consent except as may be required under the tax laws. The Committee may also substitute new Options for previously granted. Options, including options granted under other plans applicable to the participant and previously granted Options having higher option prices, upon such terms as the Committee may deem appropriate.

12. Government Regulations.

   The Plan, and the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

13. General Provisions.

   (a) Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

   (b) Employment Matters. The adoption of the Plan shall not confer upon any Optionee of the Company or any Subsidiary any right to continued employment or, in the case of an Optionee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

   (c) Limitation of Liability. No member of the Board or the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

   (d) Registration of Stock. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

HEALTHCARE SERVICES GROUP, INC.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                         HEALTHCARE SERVICES GROUP, INC.

                                  May 24, 2005



                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.




        [down                                                       [down
        arrow]   Please detach and mail in the envelope provided    arrow]



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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  [X]
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                                                                                                           FOR  AGAINST  ABSTAIN
1. TO ELECT SEVEN DIRECTORS;                              2. TO APPROVE AN AMENDMENT TO THE COMPANY'S      [ ]    [ ]      [ ]
                                                             2002 STOCK OPTION PLAN INCREASING THE TOTAL
                               NOMINEES:                     NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE FOR ISSUANCE
[ ] FOR ALL NOMINEES           o  Daniel P. McCartney        THEREUNDER FROM 1,575,000 SHARES TO 2,575,000 SHARES.
                               o  Barton D. Weisman
[ ] WITHHOLD AUTHORITY         o  Joseph F. McCartney     3. TO APPROVE AND RATIFY THE SELECTION OF
    FOR ALL NOMINEES           o  Robert L. Frome            GRANT THORNTON LLP AS THE INDEPENDENT
                               o  Thomas A. Cook             REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR ITS CURRENT
[ ] FOR ALL EXCEPT             o  Robert J. Moss             FISCAL YEAR ENDING DECEMBER 31, 2005.
    (See instructions below)   o  John M. Briggs
                                                          4. TO CONSIDER AND ACT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
                                                             BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONMENT.

INSTRUCTION: To withhold authority to vote for any
             individual nominee(s), mark "FOR ALL EXCEPT"
             and fill in the circle next to each nominee
             you wish to withhold, as shown here: [filled
                                                  circle]
---------------------------------------------------------










---------------------------------------------------------
To change the address on your account, please
check the box at right and indicate your new
address in the address space above. Please       [ ]
note that changes to the registered name(s)
on the account may not be submitted via
this method.
---------------------------------------------------------

Signature of Shareholder _______________________ Date: __________ Signature of Shareholder _______________________ Date: __________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.



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                                                                    0



                         HEALTHCARE SERVICES GROUP, INC.
                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Shareholders to be held at The Radisson Hotel of Bucks County,
    2400 Old Lincoln Highway, Trevose, PA 19047 on May 24, 2005 at 10:00 A.M.

    The undersigned, revoking all previous proxies, hereby appoints Daniel P. McCartney and Thomas A. Cook or either of them, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all shares of HEALTHCARE SERVICES GROUP, INC. owned by the undersigned at the Annual Meeting of Shareholders of said corporation to be held at the place set forth above, and at any adjournment or postponement thereof, in the transaction of such business as may properly come before the meeting or any adjournment or postponement thereof, all as more fully described in the Proxy Statement, and particularly to vote as designated on the reverse side.
   THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY. IF NO DIRECTION IS MADE THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR APPROVAL OF THE AMENDMENT TO THE 2002 STOCK OPTION PLAN, AND FOR RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, ALL AS RECOMMENDED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY ON ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

                    (Continued and to be signed on the reverse side)

                                                                           14475